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                                                                   EXHIBIT 10.11

         CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.




                                  July 25, 1997

Mr. Chuck Monson
DAKOTA GRANITE CO., INC.
PO Box 1351
Milbank, SD 57252

Dear Chuck

       This letter will outline our agreement that Dakota Granite Co., Inc.
(DGC) will purchase from Rock of Ages Corporation (ROA) its requirements for Barre granite monuments, either blank or sandblasted as DGC requests, and that ROA will purchase from DGC its requirements of Dakota Mahogany granite monuments, either blank or sandblasted as ROA requests, on the following terms and conditions.

       1. EXCLUSIVE SOURCING. ROA agrees that it will source its blocks, slabs and finished monuments of Dakota Mahogany granite exclusively from DGC, and DGC agrees that it will source its blocks, slabs, and finished monuments of Barre Gray exclusively from ROA during the term of this agreement. Both DGC and ROA retain the right to manufacture monuments from each other's blocks or slabs in their own plants during the term of this agreement. DGC and ROA agree to supply the other with blocks, slabs and finished monuments of the highest quality available in the requested grade of granite. ROA and DGC will also supply the other with finished monuments made of other granites manufactured by them if adequate supplies of that granite are available.

       2. MINIMUM REQUIRED INVENTORIES OF FINISHED MONUMENTS. ROA agrees to purchase and maintain in its Barre, Elberton or Canada facilities a minimum required inventory of finished Dakota Mahogany monuments manufactured by DGC of a cost basis of $*** F.O.B. Milbank, and DGC agrees to purchase and maintain a minimum required inventory in its Milbank facilities finished unbranded Barre Gray monuments manufactured by ROA of a cost basis of $*** F.O.B. Barre. The said monuments will be of a size, design and quantity determined solely by ROA with respect to its required inventory of Dakota Mahogany monuments and by DGC with respect to its inventory of Barre Gray monuments. The initial required inventories of ROA and DGC will be shipped, billed and paid within the same month.

       3. ADDITIONAL INVENTORIES OF FINISHED MONUMENTS. ROA and DGC agree that ROA may ship at its expense and store at DGC an



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         CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.


Mr. Chuck Monson
July 25, 1997
Page 2

additional inventory of finished monuments and that DGC may ship at its expense and store at ROA in Barre an additional inventory of finished monuments. These additional inventories shipped for storage shall remain the inventory of the shipper. In such case, DGC and ROA agree they will store such inventory segregated from their own inventory at no charge and expense. Such additional inventory shall be available for sale by the shipper to its customers or for transfer to the storer on the storer's request to purchase units from the additional inventory.

       4. PRICES OF FINISHED MONUMENTS. The price for finished monuments sold from ROA to DGC and from DGC to ROA will be ********. DGC and ROA agree that neither will provide the other with their branded monuments and both ROA and DGC agree they are not authorized to apply any seal or use any trademark of the other in regard to the resale of the monuments. The resale price of the monuments purchased by DGC from ROA or by ROA from DGC when sold to retailers shall be determined and set in the sole discretion of the reselling party.

       5. SALES TO RETAILERS. ROA and DGC agree that DGC may sell Barre Gray monuments purchased by it from ROA and ROA may sell Dakota Mahogany monuments purchased by it from DGC to any retail customer located anywhere in North America. Neither DGC nor ROA will resell monuments purchased from the other outside North America without the prior written consent of the other.

       6. MANUFACTURING ACCOMMODATIONS. DGC and ROA understand and agree that their respective sales forces may sell finished monuments manufactured by the other party to this agreement that are not in the required or additional inventory. DGC and ROA agree that in such case they will use their best efforts to provide a delivery date to meet the requirements of the sale upon receipt of the order for that unit.

       7. SHIPPING ACCOMMODATIONS. ROA and DGC understand that the DGC sales force may sell a Barre Gray monument to a customer in closer proximity to Barre than to Milbank and the ROA sales force may sell a Dakota Mahogany monument to a customer in closer proximity to Milbank than Barre. Likewise, their respective sales forces may sell monuments owned by them but stored at the other's location as additional inventory in accordance with paragraph 3. In such cases, DGC and ROA agree to accommodate the other by either



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Mr. Chuck Monson
July 25, 1997
Page 3

manufacturing the unit and invoicing the other therefor, or removing the unit from the other's additional inventory and shipping it directly to the retailer as mutually agreed on a case by case basis to reduce the shipping expense and the delivery time. A handling charge of $10 will be applied to monuments shipped from the others additional inventory. Freight will be paid by the retailer.

            8. BLOCKS AND SLABS. It is understood and agreed that from time to time DGC may purchase such number of Barre Gray blocks and slabs from ROA and ROA may purchase such number of Dakota Mahogany blocks and slabs from DGC as they deem appropriate. Prices for blocks and slabs shall be *******. ROA and DGC agree that ROA may manufacture monuments of Dakota Mahogany and DGC may manufacture monuments of Barre Gray in their own plants during the term of this agreement.

       9. INVOICING AND PAYMENTS. Each party will invoice the other for any charges during a particular month within ten days of the close of the month. All payments shall be due 30 days from the invoice date.

       10. AGREEMENT REPRESENTATIVES. To assure the agreement is mutually beneficial to both parties and to create a clear line of communication, ROA names Peter Friberg and DGC names Bill Ruoff as their representatives and contacts with responsibility for implementing and maintaining the terms of this agreement.

       Any customer of either DGC or ROA which sells primarily at retail will not be considered a distributor or wholesaler and a resale between a parent company and its subsidiary companies will not be considered a wholesale sale or a sale by a distributor.

       11. EFFECTIVE DATE AND TERMINATION. This agreement shall commence August 1, 1997 and may be terminated by either party at any time on 180 days prior written notice. Upon termination, any required inventory owned by DGC and ROA at their locations will remain their property. Any additional inventory under paragraph 3 owned by ROA and stored at DGC or owned by DGC and stored at ROA will be shipped from the other's property within the 180 day notice period prior to termination. In the event the owner of the additional inventory fails to ship it out of the storer's facility prior to termination, it shall become the property of the storer free and clear of any claim of the owner.

       If this letter correctly sets forth our understanding, please sign on the line indicated and return one copy to me. We look forward to working together to make this agreement successful for



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Mr. Chuck Monson
July 25, 1997
Page 4 both parties.

                                            Sincerely,

                                            ROCK OF AGES CORPORATION


                                            By: /s/ Kurt M. Swenson
                                                ---------------------------
                                                    Kurt M. Swenson

AGREED:

DAKOTA GRANITE CO., INC.


By: /s/ Chuck Monson
    ---------------------------
        Chuck Monson